UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 10, 2017

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of S&P Global Inc. filed on March 10, 2017 (the “Original Form 8-K”). Following the initial filing of the Original Form 8-K, the Registrant discovered that Item 9.01 was inadvertently not tagged in the submission. The Registrant is amending the Original Form 8-K to include the item tag for Item 9.01 along with Item 5.02. No other changes are being made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On March 10, 2017, the Board of Directors of S&P Global Inc. (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, elected Marco Alverà to serve as a Director of the Company effective March 10, 2017.  The Board expects to appoint Mr. Alverà to one or more committees of the Board following our annual meeting of shareholders. As a Director, Mr. Alverà will be eligible to participate in the Company’s Director Deferred Stock Ownership Plan and Director Deferred Compensation Plan, which are included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 14, 2016.  A copy of the press release announcing the election of Mr. Alverà to the Board of Directors is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release issued by S&P Global Inc. dated March 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.
/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: March 14, 2017